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                                                                      EXHIBIT 23

        [LETTERHEAD OF LOCKRIDGE, CONSTANT & CONRAD, LLC APPEARS HERE]



Board of Directors
IFB Holdings, Inc.
Chillicothe, Missouri

We consent to the incorporation by reference in this annual report (Form 10-KSB) of IFB Holdings, Inc. of our report dated September 10, 1997, included in the 1997 Annual Report to Shareholders of IFB Holdings, Inc.


/s/ Lockridge, Constant & Conrad, LLC

September 26, 1997
Chillicothe, Missouri